CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of Putnam Tax Free Income Trust of our report dated September 17, 2020, relating to the financial statements and financial highlights of Putnam Strategic Intermediate Municipal Fund (formerly known as Putnam AMT-Free Municipal Fund), which appears in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

November 23, 2020